SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Diagnostic Products Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5700 West 96th Street

Los Angeles, CA 90045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 7, 2002

TO OUR SHAREHOLDERS:

      The Annual Meeting of Shareholders of Diagnostic Products Corporation will be held at the Company’s offices at 5700 West 96th Street, Los Angeles, California, on May 7, 2002, at 2:30 p.m. local time, for the following purposes:

1.	To elect a Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. The nominees for election to the Board of Directors are: Sidney A. Aroesty, Frederick Frank, Maxwell H. Salter, Dr. James D. Watson, Ira Ziering and Michael Ziering.

2.	To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business, March 15, 2002, as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting.

      SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING PERSONALLY ARE REQUESTED BY MANAGEMENT TO MARK, SIGN AND RETURN THE ENCLOSED PROXY IMMEDIATELY.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

March 28, 2002

PROXY STATEMENT
VOTING PROCEDURES
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
RELATED TRANSACTIONS
DPC STOCK PRICE PERFORMANCE
OWNERSHIP OF COMMON STOCK
REPORT OF THE AUDIT COMMITTEE
THE COMPANY’S AUDITORS AND AUDIT FEES
FORM 10-K
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS

PROXY STATEMENT
for
Annual Meeting of Shareholders
May 7, 2002

       The enclosed proxy is solicited by the Board of Directors of Diagnostic Products Corporation (the “Company”) in connection with the Annual Meeting of Shareholders to be held at the Company’s executive offices located at 5700 West 96th Street, Los Angeles, California, on May 7, 2002, at 2:30 p.m. local time, and any adjournments thereof. It is expected that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about March 28, 2002.

      The expenses for soliciting proxies for the Annual Meeting will be paid by the Company. Proxies may be solicited by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services.

VOTING PROCEDURES

      Only shareholders of record of the Company’s Common Stock at the close of business on March 15, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting. On that date, there were 28,369,040 shares of Common Stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

      All shares represented by the accompanying proxy, if the proxy is properly executed and returned, will be voted as specified by the shareholder. If no vote is indicated, the proxy will be voted FOR the Board of Directors’ nominees for director. A shareholder may revoke his proxy at any time before it has been voted by notifying the Company in writing, by submitting a substitute proxy having a later date or by voting in person at the Meeting.

      If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then, for the election of directors only, each shareholder may cumulate votes for any nominee, if the nominee’s name was placed in nomination prior to the voting. In cumulative voting for directors, each shareholder is entitled to one vote for each voting share held by him multiplied by the number of directors to be elected. Each shareholder may cast all his votes for a single nominee for director or he may distribute them among any two or more nominees as he sees fit. See “Election of Directors.”

ELECTION OF DIRECTORS

      The shareholders are being asked to elect six directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The proxies will be voted in favor of the Board of Directors’ nominees, all of whom are currently serving as directors, unless otherwise specifically instructed. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

      The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors; votes withheld and broker non-votes have no legal effect. If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to distribute votes among the nominees in such proportions as they may see fit, unless otherwise specifically instructed. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

      The following information is supplied with respect to the nominees:

		Principal	Director
Name	Age	Occupation	Since

Sidney A. Aroesty	55	Senior Vice President and Chief Operating Officer	1981
Frederick Frank	69	Vice Chairman, Lehman Brothers Inc.	1996
Maxwell H. Salter	82	Chairman of the Board and Chief Executive Officer, Benos	1982
James D. Watson, Ph.D.	73	President, Cold Spring Harbor Laboratory	1987
Ira Ziering	43	Vice President, International	2000
Michael Ziering	45	Chairman and Chief Executive Officer	1994

      Mr. Aroesty has served as Chief Operating Officer since 2000. He has held various positions at the Company since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and executive officer from 1978 to 1994.

      Mr. Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which he joined as a partner in 1969. He is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the Chemical Processing Industry Analysts. Mr. Frank serves as a director of Pharmaceutical Product Development Corporation, Digital Arts & Sciences, Inc., eSoft, Incorporated and Landec Corporation. He is Chairman of the National Genetics Foundation, a Member of the Salk Institute National Council, a Director of the Salk Institute, Director of the Irvington Institute of Immunological Research, Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources.

      Mr. Salter is Chairman of the Board and Chief Executive Officer of Benos, a chain of family clothing stores in which Mr. Salter has been a principal since 1946.

      Dr. Watson has been President of Cold Spring Harbor Laboratory of New York, a genetics and biotechnology research center, since 1994. He served as the Director of Cold Spring Harbor Laboratory from 1968 to 1994. Dr. Watson received the Nobel prize in 1962 for his part in the discovery of the double helix structure of the DNA molecule. Dr. Watson is also a director of Pall Corporation.

      Mr. Ira Ziering joined the Company in 1996 as Manager of International Business. He served as President of the Company’s subsidiary, DPC France, from 1997 to 1999, when he was elected Vice President, International. Mr. Ziering is a graduate of Boston University Law School and Harvard Divinity School. Prior to joining the Company he practiced civil law in Los Angeles, California.

      Mr. Michael Ziering was elected Chief Executive Officer in 1999. He joined the Company in 1986 as legal counsel, and served as Vice President-Administration from 1988 until 1994 and as President and Chief Operating Officer from 1994 to 1999.

      Michael Ziering and Ira Ziering are brothers and the sons of Marilyn Ziering, an executive officer and more than 10% shareholder of the Company. See “Ownership of Common Stock” for information concerning the beneficial ownership of the Company’s Common Stock by nominees for director.

Meetings of the Board of Directors and its Committees

      The Board of Directors held four meetings in 2001. The Board of Directors has appointed standing Executive, Audit, Compensation and Stock Option Committees, but has not appointed a nominating committee. The Executive Committee, whose members are Michael Ziering, Sidney A. Aroesty and Maxwell H. Salter, may exercise the full authority of the Board, subject to certain statutory limitations. For information concerning the Audit Committee, see “Report of the Audit Committee.” For information concerning the Compensation and Stock Option Committees, see “Report of the Compensation and Stock Option Committees on Executive Compensation.”

Compensation of Directors

      In 2001, non-employee directors of the Company received director’s fees of $24,000 in the case of each of Frederick Frank and James D. Watson and $12,000 in the case of Maxwell H. Salter. In January 2001, each of Messrs. Frank, Salter and Watson was granted a ten-year option to purchase 20,000 shares of Common Stock at an exercise price of $23.75 per share. The options vest one-third each year beginning one year after the grant date. Non-employee directors were also reimbursed their out-of-pocket expenses for attending Board and Committee meetings.

EXECUTIVE OFFICERS

      The executive officers of the Company are as follows:

Name	Age	Position

Michael Ziering	45	Chairman of the Board and Chief Executive Officer
Sidney A. Aroesty	55	Senior Vice President and Chief Operating Officer
Said El Shami	59	Senior Vice President, Research and Development and Chief Scientific Officer
James L. Brill	50	Vice President, Finance
Kathy J. Maugh	57	Vice President, Technical Operations
Nicholaas Arnold	50	Vice President, Sales and Marketing
Ira Ziering	43	Vice President, International
Robert DiTullio	48	Vice President, Regulatory Affairs and Quality Systems
Marilyn Ziering	70	Vice President, Marketing Communications and Secretary

      For information concerning the business experience of Michael Ziering, Sidney A. Aroesty and Ira Ziering, see “Election of Directors.”

      Mr. El Shami joined the Company in 1978 as Assistant Director of Research, was elected Director of Research in 1980 and was elected Vice President, Research in 1982. Mr. El Shami was elected Senior Vice President, Research and Development in 1992 and Chief Scientific Officer in 1995.

      Mr. Brill joined the Company in 1999 as Vice President, Finance and Chief Financial Officer. Prior to joining the Company, Mr. Brill was Chief Financial Officer of Jaffra Cosmetics International from 1998 to 1999; Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation from 1996 to 1998; and Senior Vice President, Finance, Chief Financial Officer and a director of Merisel, Inc. from 1988 to 1996.

      Ms. Maugh joined the Company in 1986 as a Product Manager. In 1988 she became a Technical Manager for the Company’s product support group. She was promoted to Director of Product Support in 1990, served as Vice President, Operations from 1992 through 2000, and was appointed Vice President, Technical Operations in 2001.

      Mr. Arnold was elected Vice President, Sales and Marketing in 1998. Mr. Arnold joined the Company’s Dutch distributor in 1982 as a sales manager and he was appointed General Manager of the Company’s affiliated distributors in The Netherlands and Belgium in 1989. He previously managed the Chemistry Laboratory for RIA testing at the Leyenburg Hospital in The Netherlands. Mr. Arnold has a degree in biochemistry from the Van’t Hoff Institute, Rotterdam, The Netherlands.

      Mr. DiTullio was elected Vice President, Regulatory Affairs and Quality Systems, in February 2001. Mr. DiTullio joined the Company as Director of Quality and Regulatory Affairs when the Company acquired Cirrus Diagnostics in 1992, and he was promoted to Vice President, Quality and Regulatory Affairs of DPC Cirrus in 1999. Mr. DiTullio was previously Director of Quality Assurance with Pharmacia for eight years and he has over 25 years experience in the in vitro diagnostics industry.

      Mrs. Ziering joined the Company in 1973 as Secretary and served as Vice President, Marketing from 1979 until 1993 when she was elected Vice President, Marketing Communications. She served as a director of the Company from 1974 until 1998. Mrs. Ziering holds a masters degree from Syracuse University.

      Officers of the Company serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table provides compensation information for each of the last three fiscal years with respect to the Chief Executive Officer and the Company’s other four most highly compensated executive officers (the “Named Officers”) for services in all capacities in which they served.

      All share and per share amounts in this Proxy Statement have been adjusted to give effect to a 2-for-1 stock split in June 2001.

		Annual			Long-Term
		Compensation($)			Compensation

				Other	Securities
				Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)	Options(#)	Compensation($)(2)

Michael Ziering	2001	475,000	80,000	—	40,000	31,750
Chief Executive Officer	2000	400,000	60,000	—	80,000	25,500
	1999	240,000	0	—	0	16,000

Sidney A. Aroesty	2001	300,000	60,000	—	20,000	26,500
Chief Operating Officer	2000	255,000	40,000	—	40,000	22,600
	1999	215,000	0	30,500	0	16,000

Said El Shami	2001	320,000	50,000	—	20,000	27,100
Senior Vice President,	2000	300,000	30,000	—	0	23,500
Research and Development	1999	282,000	0	—	0	16,000

James L. Brill	2001	235,000	50,000	—	20,000	24,500
Vice President, Finance	2000	210,000	30,000	—	0	21,700
	1999	91,040	0	—	80,000	0

Nicholaas Arnold	2001	200,000	40,000	—	20,000	23,050
Vice President, Sales and	2000	182,000	30,000	—	0	19,445
Marketing	1999	180,000	0	22,300	0	32,600

(1) The amounts for Mr. Aroesty in 1999 represent $20,800 for apartment rental expenses and $9,700 as the approximate value of automobile-related compensation. The amounts for Mr. Arnold in 1999 represent $19,200 for apartment rental expenses and $3,100 as the approximate value of automobile-related compensation. While the other Named Officers enjoy certain perquisites, the amounts did not exceed 10% of each such person’s salary plus bonus and, accordingly, such amounts have been omitted from the table as permitted by SEC rules.

(2) These amounts represent Company contributions to its retirement plan and, as to Mr. Arnold, also include employer contributions to pension and disability plans in The Netherlands in excess of statutory requirements.

Fiscal Year 2001 Option Grants

      Shown below is information regarding options granted to the Named Officers in 2001.

					Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for Option
	Underlying	Granted to	Exercise		Term(2)
	Options	Employees	Price Per	Expiration
Name	Granted(#)	in Fiscal Year	Share($)(1)	Date	5%($)	10%($)

Michael Ziering	40,000	7%	41.20	12/16/11	1,036,418	2,626,488
Sidney A. Aroesty	20,000	3%	41.20	12/16/11	518,209	1,313,244
Said El Shami	20,000	3%	41.20	12/16/11	518,209	1,313,244
James L. Brill	20,000	3%	41.20	12/16/11	518,209	1,313,244
Nicholaas Arnold	20,000	3%	34.10	5/7/11	428,906	1,086,932

(1)	Market value on the date of grant.

(2)	These values were determined in accordance with rules suggested by the SEC and are not intended to forecast the prices at which the Company’s Common Stock could trade in the future. The actual realized value will depend on the amount by which the sales price of the shares exceeds the exercise price.

2001 Option Exercises and Year-End Option Values

      Shown below is information regarding option exercises during 2001 and holdings of unexercised stock options at December 31, 2001 by the Named Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised Options		In-the-Money Options at
	Shares		at December 31, 2001(#)		December 31, 2001($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael Ziering	20,000	705,958	82,000	198,000	2,182,020	5,268,780
Sidney A. Aroesty	0	0	40,000	70,000	1,042,400	1,824,200
Said El Shami	64,000	1,523,200	12,000	48,000	246,840	987,360
James L. Brill	7,600	128,896	8,400	84,000	208,908	2,089,080
Nicholaas Arnold	8,000	151,280	16,000	56,000	372,320	1,303,120

(1)	Represents the difference between the aggregate market value on December 31, 2001 ($43.95 per share) and the aggregate exercise price.

      Options generally vest at the rate of 10% to 25% per year beginning one year after the date of grant and have ten-year terms. No person may be granted more than 400,000 options in any fiscal year, except that new hires may also be granted up to 400,000 options upon commencement of employment. Options are subject to termination before their expiration date in the event of termination of employment and certain corporate events. All outstanding options will become immediately exercisable in the event of a change-in-control. The Stock Option Committee has the authority to modify the terms of outstanding options, including the exercise price and vesting schedule. Non-qualified options granted under the 1997 Stock Option Plan may, if so provided in the option agreement, be transferred pursuant to a domestic relations order or to members of the optionee’s immediate family, charitable institutions or certain related trusts or other entities.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

ON EXECUTIVE COMPENSATION

      The Company’s executive compensation policies are administered by the Compensation Committee and the Stock Option Sub-Committee. The Compensation Committee reviews and determines the compensation of the Company’s officers and evaluates management performance, management succession and related matters. The Stock Option Sub-Committee is responsible for decisions concerning stock option grants to executive officers of the Company. During fiscal year 2001, the Compensation Committee met once. The Stock Option Sub-Committee took action by written consent several times.

      The compensation policy of the Company is to provide competitive levels of compensation that are influenced by corporate performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. The Company does not base salaries or bonuses on the achievement of objective performance-related criteria. Bonuses are awarded when, in the Compensation Committee’s judgment, the Company or a particular executive had meritorious performance during the year. The principal responsibility of the Compensation Committee is to determine the salary and bonus components of executive compensation, while the Stock Option Sub-Committee determines the stock option component.

      In determining the 2001 annual salary of Michael Ziering, the Company’s Chief Executive Officer, the Compensation Committee considered the Company’s overall performance in 2000 and Mr. Ziering’s responsibilities and contribution to such performance. Since the Committee does not apply objective criteria or formulas, its determination may be deemed informal and subjective. In light of the Company’s strong performance in 2000 under Mr. Ziering’s leadership, the Committee approved a salary increase to $475,000.

      The 2001 salaries of the Company’s other executive officers were principally based on the recommendations of the Chief Executive Officer and reflected his assessment of the nature of each officer’s position, contribution to the Company’s overall performance, experience and tenure with the Company. The Committee evaluated such recommendations in light of the Company’s overall financial performance in 2000 and the level of Company-wide employee compensation increases for 2001.

      Based on its evaluation of the Company’s financial results in 2001 and the executive officers’ contributions to the Company’s performance, the Compensation Committee approved bonuses for certain executive officers, including an $80,000 bonus to the Chief Executive Officer.

      The objective of the Stock Option Sub-Committee in granting stock options is to provide long-term incentives through the opportunity to participate in the long-term increase in the market value of the Common Stock. Stock options typically have a term of ten years and become exercisable after one year in cumulative installments which have ranged from 10% to 25% for executive officers. Stock options are not awarded annually or pursuant to any formula, but rather are awarded in recognition of outstanding performance, based on the Committee’s and management’s subjective evaluations, and as an incentive to attract new executives. When the Stock Option Sub-Committee decides to grant options, it also takes into account the amount and values of outstanding options and the amount of Common Stock held by the executive. Based on these considerations, the Stock Option Sub-Committee awarded stock options to executive officers, including a 40,000 share option to Mr. Ziering.

      Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation that is not “performance-based” paid to any Named Officer in excess of $1,000,000 in any taxable year. Stock options granted prior to May 2001 may not constitute performance-based compensation.

The Company believes, however, that compensation realized upon the exercise of stock options granted after May 2001 will qualify as performance-based compensation.

The Compensation Committee
Frederick Frank
Maxwell H. Salter
The Stock Option Sub-Committee
Maxwell H. Salter
James D. Watson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee are Frederick Frank and Maxwell H. Salter, both of whom are non-employee directors of the Company. Frederick Frank is Vice Chairman of Lehman Brothers Inc., an investment banking firm which has performed services for the Company in the past and which may, from time to time, provide services to the Company in the future. No services were provided by Lehman Brothers on behalf of the Company in 2001.

      The members of the Stock Option Sub-Committee are Maxwell H. Salter and James D. Watson, both of whom are non-employee directors of the Company.

RELATED TRANSACTIONS

      Marilyn Ziering, Vice President, Marketing Communications, is the mother of Michael Ziering, Chairman of the Board and Chief Executive Officer, and Ira Ziering, Vice President International and a director. In 2001, Mrs. Ziering was paid an annual salary of $135,000 and Ira Ziering was paid an annual salary of $185,000 and a bonus of $50,000. They also each received perquisites comparable to those provided to other executive officers.

      Since 1981, the Company has leased its principal Los Angeles offices from a partnership comprised of Marilyn Ziering, Michael Ziering, Ira Ziering, and other children of Mrs. Ziering who are shareholders of the Company. During 2001, the Company paid $966,000 in rent to the Ziering partnership. The lease expires on December 31, 2002.

DPC STOCK PRICE PERFORMANCE

      Set forth below is a line graph which compares the cumulative total shareholder return, assuming dividend reinvestment, on the Company’s Common Stock for the five years ended December 31, 2001, with the S&P Composite-500 Stock Index and the S&P Small Cap Medical Products Index.

	Diagnostic Products		Health Care (Medical
	Corporation	S&P 500 Index	Prods & Supp)-Small

1996	100.00	100.00	100.00
1997	109.03	133.36	116.91
1998	124.43	171.48	125.04
1999	99.84	207.56	154.51
2000	225.85	188.66	213.92
2001	365.97	166.24	248.91

      The amounts in the foregoing table assume that the value of an investment in Diagnostic Products Corporation and each index was $100 on December 31, 1996. The annual amounts are based on monthly compounding with dividends reinvested. All amounts have been adjusted to give effect to a 2-for-1 stock split on June 1, 2001.

OWNERSHIP OF COMMON STOCK

      The following table sets forth information as of March 8, 2002 with respect to Common Stock of the Company owned by each person who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, by each director and Named Officer of the Company, and by all current directors and executive officers as a group.

	Number
	of		Percentage
Name*	Shares(1)		Ownership

Marilyn Ziering	4,826,489	(2)	17.0%
5700 West 96th Street
Los Angeles, California 90045

Maxwell H. Salter	559,767	(3)	2.0%

Sidney A. Aroesty	49,000	(4)	**

Dr. James D. Watson	88,470	(5)	**

Michael Ziering	604,864	(6)	2.1%

Frederick Frank	20,000	(7)	**

Said El Shami	20,398	(8)	**

Nicholaas Arnold	21,000	(9)	**

James L. Brill	16,000	(10)	**

Ira Ziering	358,275	(11)	1.3%

All directors and executive officers as a group (12 persons)	6,573,493	(12)	23.0%

Brown Capital Management, Inc.	1,798,597	(13)	6.3%
1201 N. Calvert Street
Baltimore, Maryland 21202

Louis Colen	1,497,505	(14)	5.3%
2727 Krim Drive
Los Angeles, California 90064

   * Includes addresses of 5% or more shareholders.

  ** Less than 1%.

(1)	Includes shares allocated to each executive officer’s individual account but held directly by the Company’s retirement plan.

(2)	Includes 26,400 shares owned by Mrs. Ziering’s mother-in-law, as to which beneficial ownership is disclaimed.

(3)	Includes 167 shares subject to options which are exercisable within 60 days.

(4)	Includes 44,000 shares subject to options which are exercisable within 60 days.

(5)	Includes 20,000 shares subject to options which are exercisable within 60 days.

(6)	Includes 90,000 shares subject to options which are exercisable within 60 days, and 1,475 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(7)	Includes 19,998 shares subject to options which are exercisable within 60 days.

(8)	Includes 16,000 shares subject to options which are exercisable within 60 days.

(9)	Includes 21,000 shares subject to options which are exercisable within 60 days.

(10)	Includes 7,200 shares subject to options which are exercisable within 60 days.

(11)	Includes 30,000 shares subject to options which are exercisable within 60 days and 1,525 shares held by Mr. Ziering’s wife, as to which beneficial ownership is disclaimed.

(12)	See Notes above. Also includes 231 shares outstanding and 8,999 shares subject to options which are exercisable within 60 days held by executive officers not named in the foregoing table.

(13)	Holdings at December 31, 2001 as reported in a Schedule 13G filed with the SEC on February 5, 2002. According to such Schedule 13G, the shares are owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of the shares under SEC rules due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote the shares.

(14)	Holdings at December 31, 2001, as reported in a Schedule 13G filed with the SEC on February 1, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      The rules of the Securities and Exchange Commission require the Company to disclose late filings of reports of stock ownership by directors, executive officers and more than 10% shareholders. Based solely on written representations of its directors and executive officers and a review of copies of the reports they have filed with the SEC, the Company is aware of the following late filings during 2001: James D. Watson filed one late Form 4 regarding four transactions (of which three were exempt transactions); Frederick Frank filed four late Forms 4 regarding a total of 12 transactions (of which eight were exempt transactions); and Sidney A. Aroesty and Maxwell H. Salter each filed one late Form 4 regarding one transaction.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors consists of three directors, all of whom the Board has determined are “independent” as defined in the listing standards of the New York Stock Exchange. The Committee met five times during 2001. The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The full responsibilities of the Committee are set forth in its charter, which is reviewed and updated annually by the Committee and approved by the Board. A copy of the charter was included as part of the Company’s Proxy Statement for the 2001 Annual Meeting.

      In fulfilling its oversight responsibilities with respect to the Company’s audited financial statements for fiscal year 2001, the Committee:

•	Discussed and considered the independence of the Company’s independent auditors, including a review, as necessary, of all relationships and services which might bear on the objectivity of the auditor;

•	Received written affirmation that the auditor is independent in accordance with the requirements of Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

•	Discussed with management and the auditor the audit scope and process, and received and reviewed all reports in respect thereof;

•	Involved the outside auditor in the Committee’s review and discussion of the Company’s annual and quarterly financial statements and related reports with management;

•	Discussed with the independent auditor all matters required to be reviewed by auditing standards generally accepted in the United States, including the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees” (“SAS 61”); and

•	Provided to the independent auditor full access to the Committee and the Board to report on any and all appropriate matters.

      Based on the review and discussions outlined above, the Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2001 be included in the Company’s Annual Report on Form 10-K.

Submitted by:	Frederick Frank

Maxwell H. Salter
James D. Watson

THE COMPANY’S AUDITORS AND AUDIT FEES

      It is the current intention of the Company’s Board of Directors to select and retain Deloitte & Touche LLP as independent auditors of the Company for the current year. Deloitte & Touche LLP conducted the audit for the year ended December 31, 2001. A representative of Deloitte & Touche LLP will be present at the Meeting and will have an opportunity to make statements if he so desires and will be available to respond to appropriate questions.

      The aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

Audit fees	$423,000
Financial information systems design and implementation fees	$2,167,000	(1)(2)
All other fees	$329,000	(1)(3)

(1)	The Audit Committee has considered whether the provision of these services is compatible with maintaining such firm’s independence in the conduct of its auditing functions.

(2)	These fees relate to the Company’s installation of a new computer system in Los Angeles which became operational in February 2002.

(3)	These fees relate primarily to tax return preparation and tax consulting services.

FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission accompanies this Proxy Statement.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      In order for a shareholder proposal to be included in the Board of Directors’ proxy statement and proxy for the Annual Meeting of Shareholders to be held in 2003, such proposal must be received no later than the close of business on November 29, 2002, at 5700 West 96th Street, Los Angeles, California 90045, Attention: Corporate Secretary, and such proposal must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934.

      If a shareholder submits a proposal at the Company’s Annual Meeting of Shareholders to be held in 2003 other than in accordance with Rule 14a-8 and that shareholder does not provide notice of his proposal to the Company by February 12, 2003, the holders of any proxy solicited by the Company’s Board of Directors for use at that meeting will have discretionary authority to vote with respect to that proposal without a description of the proposal in the Company’s proxy statement for that meeting.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Meeting, or any adjournment thereof, the person or persons voting the proxies have authority to vote on such matters in accordance with their judgment and discretion.

By Order of the Board of Directors

MARILYN ZIERING
Secretary

Los Angeles, California

March 28, 2002

PROXY

DIAGNOSTIC PRODUCTS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 7, 2002

The undersigned hereby appoints MICHAEL ZIERING and SIDNEY A. AROESTY and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the common shares of DIAGNOSTIC PRODUCTS CORPORATION held of record by the undersigned on March 15, 2002, at the Annual Meeting of Shareholders of said Company to be held on May 7, 2002, or any adjournment thereof, as designated herein.

(Continued and to be marked, dated and signed on the other side)

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Please mark your votes as indicated in this example.

		FOR all	WITHHOLD
		nominees listed	AUTHORITY
		below (except	to vote for all
		as marked to the	nominees
		contrary below)	listed below
1.	ELECTION OF DIRECTORS

Nominees:

(01) Sidney A. Aroesty

(02) Frederick Frank

(03) Maxwell H. Salter

(04) Dr. James D. Watson

(05) Ira Ziering

(06) Michael Ziering

To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DIAGNOSTIC PRODUCTS CORPORATION. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THIS MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

Signature(s)	Date

IMPORTANT: Please sign as name appears herein. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person. Joint owners should each sign.

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